SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2003

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5: Other Events.
SIGNATURE

Item 5: Other Events.

On May 9, 2003, Transmeta Corporation (the “Company”) amended its guidelines governing the trading of securities by Company personnel so as to permit such persons, including its directors and executive officers, to enter into written plans for trading Company stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Such trading plans allow a corporate insider to gradually diversify holdings of Company stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information. Consonant with Rule 10b5-1, the Company’s guidelines permit personnel to implement Rule 10b5-1 trading plans provided that, among other things, they are not in possession of any material nonpublic information at the time that they adopt such plans.

On May 9, 2003, pursuant to the amended guidelines, David R. Ditzel established a sales plan in accordance with Rule 10b5-1. Mr. Ditzel co-founded the Company in 1995 and serves as the Company’s chief technology officer and as vice chairman of its Board of Directors. Mr. Ditzel now owns more than 4,000,000 shares of Company stock and holds options to purchase an additional 620,000 shares of Company stock. Mr. Ditzel’s Rule 10b5-1 plan is intended to achieve a gradual diversification of a fraction of his present holdings by enabling him to sell an aggregate of up to 1,500,000 shares, in monthly increments, over a period of approximately one year, ending on April 30, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION

Date: May 9, 2003	By:	/s/ John O’Hara Horsley John O’Hara Horsley Vice President, General Counsel & Secretary